EXHIBIT 23.1


We hereby consent to the incorporation of our report dated November 13, 1998, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-40586, 33-43702, 33-47298. 33-73800, 333-9705
and 333-37927),


/s/GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 23, 1998